Exhibit (a)(7)

Form W-9                      Request for Taxpayer
                    Identification Number and Certification
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   Print       Name
    or         ----------------------------------------------------------------
   type        Business name, if different from above
   See         ----------------------------------------------------------------
 Specific      Check appropriate box:
Information
    on         /_/ Individual/  /_/ Corporation  /_/ Partnership  /_/ Other >
  page 2           Sole
                   proprietor                                         -----
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               /_/ Exempt from backup withholding
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               Address (number, street, and apt. or suite no.)
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               City, state and ZIP code
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               List account number(s) here (optional)
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Part I         Taxpayer Identification Number (TIN)
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Enter your TIN in the appropriate box.  For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions below. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN below.
                                               --------------------------------
                                                 Social security number
                                                 _/_/_ - _/_ - _/_/_/_
                                               --------------------------------

Note: If the account is in more than one name, see the chart below for guidelines on whose number to enter.

                                               --------------------------------
                                                 Employer identification number
                                                 _/_/_ - _/_ - _/_/_/_
                                               --------------------------------

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Part II        Certification
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Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

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Sign           Signature of
Here           U.S. person >                           Date >
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Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Foreign person. If you are a foreign person, use the appropriate Form W-8
(see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.
Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

    If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies the following five items:
1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article





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Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     You will not be subject to backup withholding on payments you received if you give the requester your correct TIN, make the proper certifications and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

     1. You do not furnish your TIN to the requester, or

     2. You do not certify your TIN when required (see the Part II instructions below for details), or

     3. The IRS tells the requester that you furnished an incorrect TIN, or

     4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

     Certain payees and payments are exempt from backup withholding. See the instructions below.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

Other entities. Enter your business name as shown on required Federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

Note: You are requested to check the appropriate box for your status (individuals/sole proprietor, corporation, etc.).



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Form W-9                            Page 3
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Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the "Exempt from backup withholding": box in the line following the business name, sign and date the form.

     Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interests and dividends.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

     2. The United States or any of its agencies or instrumentalities;

     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

     5. An international organization or any of its agencies or instrumentalities.

     Other payees that may be exempt from backup withholding include:

     6. A corporation;

     7. A foreign central bank of issue;

     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

     9. A futures commission merchant registered with the Commodity Futures Trading Commission;

     10. A real estate investment trust;

     11. An entity registered at all times, during the tax year under the Investment Company Act of 1940;

     12. A common trust fund operated by a bank under section 584(a);

     13. A financial institution;

     14. A middleman known in the investment community as a nominee or custodian; or

     15. A trust exempt from tax under section 664 or described in section
4947.

     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

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If the payment is for ...        THEN the payment is exempt
                                 for...
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Interest and dividend            All exempt recipients
payments                         except for 9
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Broker transactions              Exempt recipients 1 through
                                 13.  Also, a person
                                 registered under the
                                 Investment Advisers Act of
                                 1940 who regularly acts as
                                 a broker.
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Barter exchange                  Exempt recipients 1 through 5
transactions and patronage
dividends
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Payments over $600               Generally, exempt
required to be reported and      recipients 1 through 7 (2)
direct sales over $5,000(1)
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(1) See Form 1099-MISC, Miscellaneous income, and its instructions.

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorney's fees; and payments for services paid by a Federal executive agency.

Part I.  Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

     If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity's EIN.

Note: See the chart for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.sra.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification

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Number, to apply for an ITIN, or Form SS-4, Application for Employer
Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

     If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.
Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.
Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.



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Form W-9                            Page 4
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Part II.  Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.

     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

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For this type of account:             Give name and SSN of
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1.   Individual                       The Individual

2.   Two or more individuals          The actual owner of the
     (joint account)                  account or, if combined
                                      funds, the first
                                      individual on the
                                      account(1)

3.   Custodian account of a           The minor(2)
     minor (Uniform Gift to
     Minors Act)

4.   a. The usual revocable           The grantor-trustee(1); The
        savings trust (grantor        actual owner(1)
        is also trustee)

     b. So-called trust account
        that is not a legal or
        valid trust under state
        law

5.   Sole proprietorship or           The owner(3)
     single-owner LLC
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For this type of account:             Give name of EIN of:
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6.   Sole proprietorship or           The owner(3)
     single-owner LLC

7.   A valid trust, estate,           Legal entity(4)
     or pension trust

8.   Corporate or LLC                 The corporation
     electing corporate
     status on Form 8832

9.   Association, club,               The organization
     religious, charitable,
     educational, or other
     tax-exempt organization

10.  Partnership or                   The partnership
     multi-member LLC

11.  A broker or registered           The broker or nominee
     nominee

12.  Account with the                 The public entity
     Department of
     Agriculture in the name
     of a public entity
     (such as a state or
     local government,
     school district, or
     prison) that receives
     agricultural program
     payments
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(1)  List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title)

     Note: If no name is circled when more than one name is listed, the number will be considered to the that of the first name listed.


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Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the number for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.



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            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understanding that, notwithstanding the information I provided in Part III of the Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number. If I fail to provide a taxpayer identification number within 60 days, such amounts will be paid over to the Internal Revenue Service.

                                                                         , 2003
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              Signature                                     Date
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NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
       WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER
       AND THE SOLICITATION. PLEASE REVIEW THE "INTERNAL REVENUE SERVICE
       FORM W-9-REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND
       CERTIFICATION" ABOVE FOR ADDITIONAL DETAILS.